Exhibit 21
                                            SUBSIDIARIES OF ACXIOM

                                               U.S. SUBSIDIARIES

Name                                      Incorporated In                    Doing Business As

1. Acxiom Asia, Ltd.                      Arkansas                           Acxiom Asia, Ltd.

2. Acxiom CDC, Inc.                       Arkansas                           Acxiom CDC, Inc.

3. Acxiom / Direct Media, Inc.            Arkansas                           Acxiom / Direct Media, Inc.

4. Acxiom / May & Speh, Inc.          Delaware                           Acxiom / May & Speh,
Inc.

5. Acxiom Property Development, Inc.      Arkansas                           Acxiom Property Development,
Inc.

6. Acxiom / Pyramid Information           California                         Acxiom / Pyramid Information Systems, Inc.
Systems, Inc.

7. Acxiom RM-Tools, Inc.                  Arkansas                           Acxiom RM-Tools, Inc.

8. Acxiom SDC, Inc.                       Arkansas                           Acxiom SDC,
Inc.

9. Acxiom Transportation Services,        Arkansas                           ATS; Conway Aviation, Inc.
Inc.

10. Acxiom UWS, Ltd.                      Arkansas                           Acxiom UWS, Ltd.

                                          INTERNATIONAL SUBSIDIARIES

Name                                      Incorporated In                    Doing Business As

11. Acxiom Limited                        United Kingdom                     Acxiom Limited

12. Acxiom France SA                      France                             Acxiom France SA

13. Acxiom Australia Pty Ltd              Australia                          Acxiom Australia Pty
Ltd